Exhibit 8.1

List of Subsidiaries as at December 31, 2024

Name of Subsidiary	Place of Incorporation
Performance Shipping Management Inc. (ex Unitized Ocean Transport Limited)	Marshall Islands

Taburao Shipping Company Inc.	Marshall Islands

Tarawa Shipping Company Inc.	Marshall Islands

Arno Shipping Company Inc.	Marshall Islands

Maloelap Shipping Company Inc.	Marshall Islands

Garu Shipping Company Inc.	Marshall Islands

Bock Shipping Company Inc.	Marshall Islands

Arbar Shipping Company Inc.	Marshall Islands

Nakaza Shipping Company Inc.	Marshall Islands

Sri Lanka Shipping Company Inc.	Marshall Islands

Guadeloupe Shipping Company Inc.	Marshall Islands

Toka Shipping Company Inc.	Marshall Islands

Saint Barth Shipping Company Inc.	Marshall Islands

Mustique Shipping Company Inc.	Marshall Islands

Rongelap Shipping Company Inc.	Marshall Islands

Rongerik Shipping Company Inc.	Marshall Islands

Utirik Shipping Company Inc.	Marshall Islands

Oruk Shipping Company Inc.	Marshall Islands

Performance Shipping USA LLC	Delaware, USA